UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

KAISER ALUMINUM CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-09447	94-3030279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 West McEwen Drive Suite 500
Franklin, Tennessee		37067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (629) 252-7040

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KALU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2024, Jack A. Hockema, Executive Chair of the board of directors (the “Board”) of Kaiser Aluminum Corporation (the “Company”) and Chair of the Executive Committee of the Board, notified the Board of his decision to retire as a director of the Company effective January 1, 2025 (the “Effective Date”). Mr. Hockema’s decision to retire from the Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Hockema’s retirement, on December 31, 2024, the Board appointed Keith A. Harvey, the Company’s Chief Executive Officer and a director, as Chairman of the Board and Kimberly T. Glas as a director to fill the vacancy on the Board created by Mr. Hockema’s retirement, both effective as of the Effective Date.

Ms. Glas, 48, has served as President and Chief Executive Officer of National Council of Textile Organizations since May 2019. Ms. Glas also served as Commissioner of U.S. China Economic and Security Review Committee from April 2021 to December 2024 and as Vice Chair from January 2022 to December 2022. Ms. Glas has extensive experience in government policy development and advocacy as well as working with labor unions, including previously serving as Executive Director and President of BlueGreen Alliance, a strategic national partnership between labor unions and environmental organizations to expand the job-creating potential of the green economy and improve the rights of workers at home and around the world. Ms. Glas holds a Bachelor’s degree in history from the State University of New York at Geneseo.

The Board appointed Ms. Glas as a director because of her extensive experience in policy development and advocacy and working with labor unions. Ms. Glas will serve as a Class I director with a term expiring at the Company’s 2025 annual meeting of stockholders and will serve on the Board’s audit and sustainability committees. Ms. Glas will receive the standard compensation paid to non-employee directors. Ms. Glas’ annual cash retainer and annual grant of restricted stock for service until the 2025 annual meeting of stockholders will be prorated to reflect service on the Board of less than one full year.

A copy of the press release announcing the retirement of Mr. Hockema and the appointment of Ms. Glas is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits.

Exhibit Number	Description
99.1	Press release dated January 6, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)

Date:	January 6, 2025	By:	/s/ Cherrie I. Tsai
Cherrie I. Tsai Vice President, Deputy General Counsel and Corporate Secretary